Exhibit 8.1

SIMPSON THACHER & BARTLETT LLP
2475 HANOVER STREET PALO ALTO, CA 94304 (650) 251-5000

FACSIMILE (650) 251-5002

May 17, 2018

Oaktree Capital Group, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, California 90071

Ladies and Gentlemen:

We have acted as counsel to Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-211371) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer (the “Offering”) and sale thereunder by the Company of an aggregate of 7,200,000 units of 6.625% Series A Preferred units representing limited liability company interests in the Company (the “Series A Preferred units”), as described in the Company’s prospectus supplement, dated May 10, 2018, relating to the Offering, filed by the Company with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the “Prospectus Supplement”).

We have examined (i) the Registration Statement, (ii) the Fourth Amended and Restated Operating Agreement of the Company, dated May 17, 2018, as amended by the Unit Designation relating the Series A Preferred units, effective as of May 17, 2018 (collectively, the “Operating Agreement”), (iii) the Second Amended and Restated Limited Partnership Agreement of Oaktree Capital I, L.P., dated May 17, 2018, as amended by the Unit Designation relating the Series A Preferred Mirror units, effective as of May 17, 2018 (iv) the Amended and Restated Limited Partnership Agreement of Oaktree Capital II, L.P., dated May 25, 2007, (v) the Second Amended and Restated Limited Partnership Agreement of Oaktree Investment Holdings, L.P., dated May 25, 2011, (vi) the Limited Partnership Agreement of Oaktree Capital Management, L.P., dated May 25, 2007, (vii) the Amended and Restated Limited Partnership Agreement of Oaktree Capital Management (Cayman), L.P., dated May 25, 2007, (viii) the Second Amended and Restated Limited Partnership Agreement of Oaktree AIF Investments, L.P., dated October 29, 2008, and (ix) the representation letter of the Company and Oaktree Capital Group Holdings GP, LLC delivered to us for purposes of this opinion (the “Representation Letter”). We have also examined originals or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. As to matters of fact material to this opinion, we have relied upon certificates and comparable documents of public officials and of officers and representatives of the Company.

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Oaktree Capital Group, LLC	-2-	May 17, 2018

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have further assumed that any documents will be executed by the parties in the forms provided to and reviewed by us and that the representations made by the Company and Oaktree Capital Group Holdings GP, LLC in the Representation Letter are true, complete and correct and will remain true, complete and correct at all times.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Tax Considerations” (as updated by the information under the caption “Material U.S. Federal Tax Considerations” in the Prospectus Supplement), insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the ownership and disposition of the Series A Preferred units.

We do not express any opinion herein concerning any law other than the federal tax law of the United States.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission, to the incorporation by reference of this opinion into the Registration Statement and to the references to our firm under the headings “Material U.S. Federal Tax Considerations” and “Legal Matters” in the Registration Statement and “Material U.S. Federal Tax Considerations” and “Legal Matters” in the Prospectus Supplement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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